SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 30, 2013
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2013, AK Steel Holding Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (“Annual Meeting”). Each proposal subject to a vote at the Annual Meeting was described in detail in the Company's 2013 Proxy Statement. With respect to each of the proposals the Company's stockholders voted as indicated below.

1.	Election of Directors (Proposal 1): Stockholders re-elected each of the following:

	For	Against	Abstentions	Broker Non-Votes

Richard A. Abdoo	41,527,266	3,027,698	783,420	58,527,013
John S. Brinzo	41,666,793	2,841,387	830,204	58,527,013
Dennis C. Cuneo	42,192,576	2,347,363	799,445	58,526,013
William K. Gerber	42,308,346	2,229,151	800,887	58,527,013
Dr. Bonnie G. Hill	42,017,995	2,522,542	797,847	58,527,013
Robert H. Jenkins	41,625,284	2,916,098	797,002	58,527,013
Ralph S. Michael, III	41,946,978	2,587,249	804,157	58,527,013
Shirley D. Peterson	42,236,467	2,302,038	799,879	58,527,013
Dr. James A. Thomson	42,194,813	2,336,031	807,540	58,527,013
James L. Wainscott	41,944,296	2,564,762	829,326	58,527,013

2.
Ratification of independent registered public accounting firm (Proposal 2): Stockholders ratified the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013.

For	Against	Abstentions
100,120,894	2,619,322	1,125,181

3.	Advisory vote on Named Executive Officer compensation (Proposal 3): Stockholders approved the resolution to approve the compensation of the Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
34,305,615	10,216,904	815,865	58,527,013

4.	Re-Approval of the performance goals of the Company's annual management incentive plan (Proposal 4): Stockholders approved the re-approval of the Company's annual management incentive plan.

For	Against	Abstentions	Broker Non-Votes
41,099,724	3,466,009	772,651	58,527,013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: May 31, 2013